Exhibit 99.2

Subject: Accelerating the revolution!

To: all employees

I am writing to share some very exciting news about our company. Today, we are announcing that Zipcar has entered into an agreement to be acquired by the leading global car rental operator, Avis Budget Group (ABG). Both boards have approved the deal; however, it is still subject to approval by our shareholders and regulators as required. Our best estimate is that the transaction will close in the spring of 2013. We will be holding a webcast town meeting today, January 2nd at 11 am EST, where we will elaborate on this announcement and do our best to address your initial questions. We kindly ask you to submit any questions you have in advance - please send them to dealquestions@zipcar.com.

Though it came together very recently, this transaction is a game-changing validation of the global potential of the car sharing category, and a huge win for Zipcar. We believe the combination of Zipcar and ABG will accelerate our ability to expand our category-leading, next generation, on-demand mobility solution to consumers and businesses and that Zipcar will be even better positioned to deliver on our mission of enabling simple, efficient and responsible transportation solutions on a global scale.

For our members, I believe strongly that our service will improve as a result of this transaction. We expect to be able to offer more vehicles to more members in more parts of the world, to meet members’ requests for continued innovation in the user experience, offer new flexible and easy access membership plans, and better meet the needs for vehicle availability during periods of peak demand.

For our employees, I believe that our best days are ahead. Zipcar will continue to operate as an innovative stand-alone operation with a global headquarters in Boston. Our new partner understands and fully supports the importance of our values and culture as well as our brand, our technology and our commitment to deliver the market-leading user experience. With the backing of ABG, their commitment to helping us grow and lead the category, and their global footprint and shared passion for generating promoters, there will be significant opportunity, in some cases more opportunity, for personal and professional growth.

While we can expect some changes as a result of coming together with ABG, there are some things that won’t change, most importantly our ambitious goal to revolutionize personal mobility across the globe.

This transaction is already generating interest from the media and other third parties, and it is important for Zipcar to continue to speak with one voice. If you receive any inquiries or questions from the media or others outside of Zipcar, please refer them to Karen Drake at 617-336-4323 or kdrake@zipcar.com.

I truly believe that by combining Zipcar’s expertise in on-demand mobility with Avis Budget Group’s expertise in global fleet operations and vast global network, we will be able to accelerate the revolution we began in personal mobility. Buckle your seatbelt!

All my best,

Scott

Forward Looking Statements

Information set forth in this communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and management’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Zipcar on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Zipcar’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Undue reliance should not be placed on any forward-looking statements, which speak only as of the date made. Neither Zipcar nor any other person can assume responsibility for the accuracy and completeness of forward looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Zipcar’s control. These factors include (without limitation): failure to satisfy any condition to closing of the transaction and that, in such case, Zipcar’s business will have been adversely affected during the pendency of the transaction; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Zipcar undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information, please refer to Zipcar’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information about the Proposed Transaction and Where You Can Find It

Zipcar will file with the SEC preliminary and definitive proxy statements and other relevant materials in connection with the proposed acquisition of Zipcar by Avis. The definitive proxy statement will be mailed to Zipcar stockholders. Before making any voting or investment decisions with respect to the transaction, investors and security holders of Zipcar are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction and Zipcar. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by accessing Zipcar’s website at www.zipcar.com by clicking on the “Investor Relations” link, then clicking on the “Financial Information” link, and then clicking on the “SEC Filings” link, or by writing to Zipcar at 25 First Street, 4th Floor, Cambridge, Massachusetts 02141.

Information Regarding Participants

Zipcar and its directors, executive officers and certain other members of management and employees may solicit proxies from Zipcar stockholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Zipcar stockholders in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. You can find information about Zipcar’s executive officers and directors in its definitive proxy statement filed with the SEC on April 12, 2012. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the Zipcar website and clicking on the “Investor Relations” link, then clicking on the “Financial Information” link, and then clicking on the “SEC Filings” link.